Exhibit 99.1

News

Media Contact	Investor Contact
Meghan Thompson 203-578-2287	Terry Mangan 203-578-2318
mthompson@websterbank.com	tmangan@websterbank.com

WEBSTER SHAREHOLDERS MEETING WILL BE APRIL 21, 2005

WATERBURY, Conn., February 14, 2005- Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, N.A., announced today that its Board of Directors has scheduled the corporation’s annual meeting of shareholders for 4:00 p.m. (Eastern Standard Time) on April 21, 2005 at the Courtyard by Marriott, 63 Grand Street, Waterbury, CT.

The record date for shareholders to vote at the meeting is February 25, 2005.

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Webster Financial Corporation is the holding company for Webster Bank, National Association and Webster Insurance. With $17.0 billion in assets, Webster provides business and consumer banking, mortgage, insurance, financial planning, trust and investment services through 152 banking offices, 288 ATMs, telephone banking and the Internet. Webster Bank owns the asset-based lending firm Webster Business Credit Corporation, the insurance premium finance company Budget Installment Corp., and Center Capital Corporation, an equipment finance company headquartered in Farmington, Connecticut. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websteronline.com.